                                                                    EXHIBIT 4.36



                                 AMENDMENT NO.3
                                       TO
                           PARTNERSHIP AGREEMENT FOR
                              DEVELOPMENT CONTRACT
                            PSTN EXCELLENCE REGIONAL
                                JUNCTION DIVRE-V
                        NO. KTEL.249/HK.810/UTA-00/2001
                             DATED DECEMBER 5, 2001
--------------------------------------------------------------------------------
                         NO.: Am 325/HK.820/RE5-20/2003



                                    BETWEEN

                         PERUSAHAAN PERSEROAN (PERSERO)
                       PT. TELEKOMUNIKASI INDONESIA, TBK.

                                      AND

                    CONSORTIUM SUMITOMO CORP. - NEC CORP. -
                  PT. NASIO KARYA PRATAMA - PT. COMMUNICATION
                            CABLE SYSTEMS INDONESIA



                               DECEMBER 11, 2003

                                    CONTENT

ARTICLE 1   SCOPE OF WORK                                                    3

ARTICLE 2   CONTRACT AMOUNT                                                  4

ARTICLE 3   PROJECT IMPLEMENTATION PERIOD                                    4

ARTICLE 4   PAYMENT                                                          5

ARTICLE 5   ATTACHMENTS                                                      9

ARTICLE 6   OTHER PROVISIONS                                                10

                                   ATTACHMENT

ATTACHMENT 1   Minutes of DRM

ATTACHMENT 2   Breakdown Price per Ring

ATTACHMENT 3   Project Implementation Schedule

ATTACHMENT 4   Side Letter regarding additional Rupiah Account of SUMITOMO/NEC
               Portion

ATTACHMENT 5   Result of Meeting:
               a) Result of Meeting dated October 9, 2003
               b) Result of Meeting dated November 11, 2003
               c) Result of Meeting dated December 4, 2003

                                AMENDMENT NO. 3
                          TO PARTNERSHIP AGREEMENT FOR
                              DEVELOPMENT CONTRACT
                   PSTN EXCELLENCE REGIONAL JUNCTION DIVRE-V
                         NO: K.TEL.249/HK.810/UTA-00/01
                            DATED : 5 DECEMBER 2001
                                      AND
                                AMENDMENT NO. 1
                        NO: K.TEL177/HK.820/UTA-00/2002
                           DATED : 27 SEPTEMBER 2002
                                      AND
                                AMENDMENT NO. 2
                        NO: K.TEL.225/HK.920/UTA-50/2002
                            DATED : 30 DECEMBER 2002

-------------------------------------------------------------------------------

                          NO:AM. 325/HK.820/RE520/2003

On this day Thursday eleventh of the month December, year two thousand three (11-12-2003), situated at TELKOM Divre V Office, Jalan Ketintang No. 156, Surabaya - 60231, between the parties:

I. PERUSAHAAN PERSEROAN (PERSERO) PT. TELEKOMUNIKASI INDONESIA, TBK., a telecommunications service and network provider established and incorporated under the law of the Republic of Indonesia, having its registered office at Jalan Japati Number 1 Bandung - 40133, based on the Power of Attorney of President Director No. K.TEL 10/HK.510/UTA-00/2003 dated November 7th, 2003 in this legal act duly represented by KISKENDA SURIAHARDJA, in his capacity as HEAD OF REGIONAL DIVISION V EAST JAVA, hereinafter referred to as TELKOM.

II. CONSORTIUM SUMITOMO CORP. - NEC CORP. - PT. NASIO KARYA PRATAMA - PT. COMMUNICATION CABLE SYSTEMS INDONESIA, a consortium organized and established based on Notary Public Deed No. 36 dated October 19, 2001, drawn up in front of Notary Public Debra T.C. Schram, SH, as amended by Notary Public Deed No. 12 dated February 18, 2002 with the same Notary Public, having its office at PT. SUMITOMO INDONESIA, Gedung SUMMITMAS I, 12th floor, Jalan Jend. Sudirman Kav. 61-62, Jarkarta 12190 in this legal act legally represented by :

     KAZUO NAKAJIMA, ASSISTANT TO GENERAL MANAGER, INFORMATION &
     TELECOMMUNICATION PROJECT DIVISION, SUMITOMO CORPORATION, based on Power of Attorney No. L-ELGAB-120302 dated December 3, 2001, situated at 1-8-11, Harumi, Chuo-ku, Tokyo, 104-8610 Japan, as THE LEADER OF THE CONSORTIUM;

     SHIN SAKAMOTO, DEPARTMENT MANAGER, 1ST SALES DEPARTMENT, CARRIER AND PROVIDER DIVISION, NEC CORPORATION, based on Power of Attorney No. POA-03-083 dated July 18, 2003 domiciled at 7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001, Japan, as MEMBER OF THE CONSORTIUM;

     ITA YULIATI DJOEMHANA, PRESIDENT DIRECTOR, PT. NASIO KARYA PRATAMA, domiciled at Jalan Gunawarman No. 53 Jakarta 12180, as MEMBER OF THE CONSORTIUM;

     PETER DJATMIKO, PRESIDENT DIRECTOR, PT. COMMUNICATION CABLE SYSTEMS INDONESIA, domiciled at Wisma Milenia 4th Floor, Jl. MT. Haryono Kav. 16 Jakarta 12810, as MEMBER OF THE CONSORTIUM;

hereinafter in this Amendment No.3 to be referred to as PARTNER.

(severally SUMITOMO CORPORATION shall be referred to as SUMITOMO, NEC CORPORATION shall be referred to as NEC, PT. NASIO KARYA PRATAMA referred to as NASIO and PT. COMMUNICATION CABLE SYSTEMS INDONESIA referred to as CCSI)

By first taking into consideration the following matters:

a. Whereas, TELKOM and PARTNER have signed the Main Agreement No. K.TEL.249.HK.810/UTA-00/2001 dated December 5, 2001, Amendment No.1
     No. K.TEL.177/HK.820/UTA-00/2002 dated September 27, 2002 and Amendment No.2 No.K.TEL.255/HK.920/UTA-50/2002 dated December 30, 2002
b.   Whereas, pursuant to Minutes of DRM dated August 22, 2003.
c.   Whereas, pursuant to Meeting Result dated October 9, 2003.

After having into consideration of all matters above, both parties, TELKOM and PARTNER have agreed to make an amendment of the provisions stipulated in the Main Agreement, Amendment No.1 and Amendment No.2 with the terms and conditions as follows:

                                   ARTICLE 1
                                 SCOPE OF WORK

TELKOM and PARTNER herewith agreed to amend the Volume and Scope of Work as stipulated in the Minutes of DRM dated August 22, 2003 which is attached in the Attachment I of this Amendment No.3.

                                   ARTICLE 2
                                CONTRACT AMOUNT

(1) By the change of Design which have been conducted between TELKOM and PARTNER, the Parties agreed to amend the Contract Amount to become an amount as stipulated on paragraph (2) of this Article with its breakdown attached in Attachment II of this Amendment.

(2) Contract Amount based on this Amendment No.3 is amounting to IDR 188.787.548.708.- (One Hundred Eighty Eight Billion Seven Hundred Eighty Seven Million Five Hundred Forty Eight Thousand Seven Hundred Eight Indonesian Rupiah) and JPY 1.258.833.916.- (One Billion Two Hundred Fifty Eight Million Eight Hundred Thirty Three Thousand Nice Hundred Sixteen Japan Yen) not including VAT 10%.


                                    ARTICLE 3
                         PROJECT IMPLEMENTATION PERIOD

(1) By the change of Design, the Parties agreed to amend the Project implementation period to become as stipulated on Attachment III of this Amendment No.3. The following is schedule of PAT and PAC:


---------------------------------------------------------------------------
                                                           ISSUANCE OF PAC/
                              COMPLETION OF                  COMPLETION
DESCRIPTION                      PAT/WORK                    CERTIFICATE
---------------------------------------------------------------------------

Main Ring                      20-Mar-03                   3-Apr-03
---------------------------------------------------------------------------
Outer Ring                     28-Apr-03                   12-May-03
---------------------------------------------------------------------------
Regional Junction 1-2          6-Mar-04                    22-Mar-04
---------------------------------------------------------------------------
Regional Junction 1-1          7-Jan-04                    21-Jan-04
---------------------------------------------------------------------------
Regional Junction 2-1          4-Dec-03                    18-Dec-03
---------------------------------------------------------------------------
Regional Junction 2-2          24-Feb-04                   9-Mar-04
---------------------------------------------------------------------------
Kediri Ring 2                  5-Nov-03                    19-Nov-03
---------------------------------------------------------------------------
SB Ring Loop 1                 20-Jan-04                   3-Feb-04
---------------------------------------------------------------------------
Maintenance/System Support     3-Jul-04                    16-Jul-04
---------------------------------------------------------------------------


                                   ARTICLE 4
                                    PAYMENT

(1) Payment for the WORKs as referred to in Article 2 of this Amendment except for TRAINING and MAINTENANCE/SYSTEM SUPPORT, will be effected after the issuance of PAC for the relevant RING SYSTEM as specified in Attachment II of this Amendment.

(2) Payment for TRAINING costs shall be effected by TELKOM after the issuance of the Completion Certificate of TRAINING.

(3) Payment for costs of MAINTENANCE/SYSTEM SUPPORT will be effected by TELKOM after the issuance of the Completion Certificate of MAINTENANCE/SYSTEM SUPPORT.

(4) Payment as referred to in paragraph (1), (2) and (3) of this Article will be effected by TELKOM to PARTNER by telegraphic transfer through:

agreed upon in the Contract between TELKOM and the Bank or financial institution which is supplying its fund.


                                   ARTICLE 5
                                  ATTACHMENTS

Both Parties, TELKOM and PARTNER, agree to change the Appendices, based on agreement as stated in the Article 1 of this Amendment and to add with the new Appendices in this Amendment which constitute an inseparable part of Main Agreement, Amendment No.1 and Amendment No.2 which is consist of:

(1) Attachment I        : Minutes of DRM

(2) Attachment II       : Breakdown Price per Ring

(3) Attachment III      : Project Implementation Schedule

(4) Attachment IV       : Side Letter regarding additional Rupiah Account of
                          SUMITOMO/ NEC Portion.

(5) Attachment V        : -Result of Meeting dated October 9, 2003
                          -Result of Meeting dated November 11, 2003
                          -Result of Meeting dated December 4, 2003

In witness whereof the parties hereto set their hands this day and year above written.


                         Signed by, for an on behalf of


     TELKOM                                           PARTNER
                                                SUMITOMO CORPORATION
                                                      (LEADER)

  /s/ Kiskenda Suriahardja                          [Stamp duty]

  KISKENDA SURIAHARDJA                          /s/ Kazuo Nakajima
  ------------------------
  KEPALA DIVISI REGIONAL V                        KAZUO NAKAJIMA
       JAWA TIMUR                         --------------------------------
                                            ASSISTANT TO GENERAL MANAGER
                                          INFORMATION & TELECOMMUNICATION
                                                 PROJECT DIVISION


                                                   NEC CORPORATION
                                                      (MEMBER)

                                                 /s/ Shin Sakamoto

                                                   SHIN SAKAMOTO
                                          --------------------------------
                                           DEPARTMENT MANAGER, 1ST SALES
                                          DEPARTMENT, CARRIER AND PROVIDER
                                                     DIVISION


                                               PT. NASIO KARYA PRATAMA
                                                       (MEMBER)

                                             /s/ Ita Yuliati Djoemhana

                                                ITA YULIATI DJOEMHANA
                                          --------------------------------
                                                 PRESIDENT DIRECTOR


                                          PT. COMMUNICATION CABLE SYSTEMS
                                               INDONESIA (MEMBER)

                                                /s/ Peter Djatmiko

                                                  PETER DJATMIKO
                                          --------------------------------
                                                 PRESIDENT DIRECTOR

                                 ATTACHMENT 4 :

                        SIDE LETTER REGARDING ADDITIONAL
                     RUPIAH ACCOUNT OF SUMITOMO/NEC PORTION

[TELKOM INDONESIA COMPANY LOGO]

Ref: K.TEL. 120/HK.830/UTA-00/2003

Bandung, 2 June, 2003

SUMITOMO - NEC - NASIO CONSORTIUM
ATT: PT. SUMITOMO INDONESIA
     GEDUNG SUMMITMAS I LT. I 12
     JI. JENDRAL SUDIRMAN KAV. 61 - 62
     JAKARTA 12190

SUBJECT : SIDE LETTER TO THE PARTNERSHIP AGREEMENT FOR DEVELOPMENT CONTRACT OF
          PSTN EXCELLENCE REGIONAL JUNCTION DIVRE-V NO. K.TEL.
          249/HK.810/UTA-00/01 DATED DECEMBER 5, 2001.

Dear Sir,

1.    Referring to :

      a. Partnership Agreement for Development Contract of PSTN Excellence Regional Junction Divre-V No. K.TEL. 249/HK.810/UTA-00/01 Dated December 5, 2001.

      b.    Amendment I No. K. TEL. 177/HK.820/UTA-00/2002 dated September 27,
            2002.

      c.    Amendment II No. K. TEL. 255/HK.920/UTA-50/2002 dated December 30,
            2002.

      d. Your notification letter dated May 9, 2003 requires for the change of your account for the payment of rupiah for NEC and Sumitomo portion.

2. Hereby is notified that the account for the payment of rupiah for NEC and Sumitomo portion as mentions in Article 18 paragraph(4) of Contract said above, is as follows:

      Name of Bank : PT. BANK SUMITOMO MITSUI INDONESIA
      Address      : Summitmas II, Lt. 10, JI. Jend. Sudirman Kav 61-62,
                     Jakarta 12190
      Account No.  : 113050 - 0101
                     In the account name of:
                     "Sumitomo Corporation (Tokyo) Surabaya Junction Project"

                                                           3. All other terms...

3. All other terms and conditions of the Contract, shall remain valid and binding to the Parties other than amended by this Side Letter.

4. This Side Letter constitute as inseparable part of and shall have the same legal power as the Contract.

5. As the confirmation of this Side Letter, please sign 2 (two) original copies of this Side Letter and return one copy to us, you may keep other copy of this Side Letter for your archive.

                                   Signed by,
                             For and on behalf of:



PT. TELEKOMUNIKASI INDONESIA, Tbk        SUMITOMO CORPORATION
                                       PT. SUMITOMO INDONESIA
[STAMP] /s/ Kristiono
        -------------                 [STAMP] /s/ Kazuo Nakajima
   KRISTIONO                                  ------------------
 PRESIDENT DIRECTOR                        KAZUO NAKAJIMA
                                       ASSISTANT TO GENERAL MANAGER
                                        INFORMATION & TELECOMUNICATION
                                           PROJECT DIVISION

PT. COMMUNICATIONS CABLE                  NEC CORPORATION
SYSTEMS INDONESIA
                                     [STAMP] /s/ Shin Sakamoto
/s/ Peter Djatmiko [STAMP]                   ------------------
------------------                      SHIN SAKAMOTO
PETER DJATMIKO                          Department Manager, 1st Sales Department
President Director                      Carrier and Provider Division



                                       TOSHIYA MATSUKI
                                       -------------------------
                                       Department Manager 2nd Sales Department,
                                       1st International System Division,
                                       NEC Networks



                                       PT. NASIO KARYA PRATAMA

                                       /s/ ITA Yuliati Djoemhana [STAMP]
                                       ------------------------
                                       ITA YULIATI DJOEMHANA
                                       PRESIDENT DIRECTOR

                                 ATTACHMENT 5:

                               RESULT OF MEETING

                               MINUTES OF MEETING
                           REGARDING OVERSEAS TRAINING
                                     BETWEEN
                      PT. TELKOM DIVRE V AND SNN CONSORTIUM
                PSTN Excellence Regional Junction Divre-V Project
                           SURABAYA November 11, 2003

1. PT. Telkom requested SNN Consortium to change the number of trainee from 4 to 6 persons.

2. SNN Consortium agreed to above number of trainees for the training period of 7 days.

3. SNN Consortium proposes to PT. TelKom the overseas training schedule is on: January 15-23, 2004 (arrival date is Jan 14 and return date is Jan 24, 2004). The breakdown of training as attached.

4. PT. Telkom agreed to the proposed schedule and will confirm to SNN Consortium by official letter before November 20, 2003. At the same date Telkom shall inform the name of trainees.

5. Telkom shall instruct the trainees to prepare Passport which is still valid at least 6 months and photo 4 x 6 cm which shall be submitted to SNN Consortium at latest on December 4, 2003 for arrangement of Visa Permission.

Surabaya, November 11, 2003

     PT. TELKOM                                  SNN CONSORTIUM

     /s/ James RL                                 /s/ Sebastian
     ------------                                 -----------------
     James RL                                      Sebastian W/NEC.
     Mk 670162
                                                  /s/ Maseek Siroga
                                                  -----------------
                                                    Maseek Siroga

                                                  /s/ Hilary Agung
                                                  -----------------
                                                      Hilary Agung

                                                  /s/ A. Setiattany
                                                  ---------------------
                                                    A. Setiattany /Ccs/

BREAKDOWN OF FACTORY TRAINING FOR PSTN JUNCTION PROJECT

                                                                                                 Unit Price   Total Price
Item No.                     Description                               Unit         Total Qty     (J Yen)       (J Yen)
--------  ---------------------------------------------------  -------------------  ---------    ----------   -----------
1         Training Fee(in JAPAN) for 7 days, a trainees
1.1       Training fee for Operations And Maintenance course   Per day                  7           298,000     2,086,000
1.2       Training Materials and Tool for Trainee(6 trainees)  Per trainee              6            71,253       427,518
1.3       Miscellanous Fee                                     Lot                      1           271,743       271,743

          Sub Total for Item No. 1                                                                              2,785,261

2         AIR FARE, DAILY ALLOWANCE, TRANSPORTATION etc.
2.1       Round Airfare (Economy class: Jakarta-Tokyo-Jakarta) Per trainee              6           154,206       925,236
2.2       Fiscal, Airport Tax                                  Per trainee              6            16,000        96,000
2.3       Daily Allowance (6 trainees * 11 days)               Per trainee/Per day     66            10,000       660,000
2.4       Transportation cost in Japan (6 trainees * 11 days)  Per trainee/Per day     66             1,170        77,220
2.5       Transportation Service to/from Airport               Lot                      1           234,800       234,800
2.6       Accommadation (6 trainee * 10 nights)                Per trainee/per day     60             6,000       360,000

          Sub Total for Item No. 2                                                                              2,353,256

          Total for Item No. 1 and 2                                                                            5,138,517

                                     [LOGO]

                                                          Date: December 8, 2003

                                STATEMENT LETTER
                           OF SPLITTING BANK ACCOUNT

CONSORTIUM SUMITOMO CORP. - NEC CORP. - PT. NASIO KARYA PRATAMA - PT. COMMUNICATION CABLE SYSYEMS INDONESIA, a consortium organized and established based on Notary Public Deed No. 36 dated October 19, 2001, drawn up in front of Notary Public Debra T.C. Schram, SH, as amended by Notary Public Deed No. 12 dated February 18, 2002 with the same Notary Public, having its office at Summitmas I Building, 12th Floor, Jalan Jend. Sudirman Kav. 61-62, Jakarta 12190.

In accordance with the Partnership Agreement for Development Contract of PSTN Excellence Regional Junction Divre-V, Contract No.: K.TEL.249/HK.810/UTA-00/01 dated December 5, 2001, Amendment No.1 No.: K.TEL.177/HK.820/UTA-00/2002 dated September 27, 2002 and Amendment No.2 No.: K.TEL.225/HK.920/UTA-50/2002 dated December 30, 2002, we declared as follows:

All member of Consortium agreed for the split payment from TELKOM to each members of Consortium by telegraphic transfer through:

   Bank Account I, in this case for the purpose of SUMITOMO and NEC, using the YEN account under the name of: Sumitomo Corporation Tokyo Head Office Attention : ELGAB section
   Account No.: 232661
   Bank Name  : The Sumitomo Mitsui
                Banking Corporation
   Address    : 2-3-1 Marunouchi
                Chiyoda-ku, Tokyo, Japan

   Bank Account II, in this case for the purpose of SUMITOMO and NEC, using the RUPIAH account under the name of: Sumitomo Corporation (Tokyo) Surabaya Junction Project
   Account No.: 113050 - 0101
   Bank Name  : PT. Bank Sumitomo Mitsui Indonesia
   Address    : Summitmas II, 10th Fl. Jl Jend. Sudirman Kav. 61 - 62,
                Jakarta 12190

   Bank Account III, in this case for the purpose of NASIO, using the account under the name of: PT. Nasio Karya Pratama
   Account No : 259.001-140-023.003
   Bank Name  : BNI Central Jakarta Branch

                                 SNN CONSORTIUM
                                 Company Address

                                     [LOGO]

Address     : Jl. Jend. Sudirman Kav. I
              Jakarta

Bank Account IV, in this case for the purpose of CCSI, using the account under the name of: PT. Communication Cable Systems Indonesia
Account No. : 035-308239-3
Bank Name   : BCA KCU Sudirman
Address     : Wisma BCA I
              Jl. Jend. Sudirman Kav.22-23, Jakarta

Any change to such Bank and Account number shall be approved by the pertinent Bank and shall be notified in written by the Consortium to TELKOM.

For and on behalf                               For and on behalf
SUMITOMO CORPORATION                            NEC CORPORATION

[SEAL]

/s/ KAZUO NAKAJIMA                              /s/ SHIN SAKAMOTO
-----------------------------                   -------------------------------
Assistant of General Manager                    Department Manager, 1st Sales
Information & Telecommunication                 Department, Carrier & Provider
Project Division                                Division

For and on behalf                               For and on behalf
PT. NASIO KARYA PRATAMA                         PT. COMMUNICATION CABLE SYSTEMS
                                                INDONESIA

/s/ ITA YULIATI DJOEMHANA                       /s/ PETER DIATMIKO
-----------------------------                   --------------------------------
President Director                              President Director


                                 SNN CONSORTIUM
                                 Company Address